Encore Capital Group, Inc. Q4 2020 EARNINGS CALL ([KLELW

2 CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, earnings per share, growth and impacts of COVID-19. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

TODAY’S CALL 3 ` 2020 – A Year of Unprecedented Challenge and Achievement ` Our Strategy ` Financial Results ` Priorities for 2021 and Beyond Encore’s 2020 Annual Report, including a letter to shareholders and our Form 10-K, is available on our website at www.encorecapital.com/investors

2020 KEY FINANCIAL MEASURES 4 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) GAAP ROAE (Return on Average Equity) defined as GAAP net income / average stockholders’ equity 5) Leverage Ratio defined as Net Debt / (Adjusted EBITDA + collections applied to principal balance) 2020 vs. 2019 Collections $2.11B +4% Revenues $1.50B +7% Portfolio Purchases $660M -34% ERC1 $8.53B +9% GAAP Net Income2 $212M +26% GAAP EPS $6.68 +25% Pre-tax ROIC3 12.5% +180 bps GAAP ROAE4 18.9% +70 bps Leverage Ratio5 2.4x -0.3x

5 OUR BUSINESS AND OUR STRATEGY Our StrategyOur Business Ź Purchase NPL portfolios at attractive cash returns Ź Focus on the consumer and ensure the highest level of compliance Ź Meet or exceed collection expectations Ź Maintain efficient cost structure Ź Minimize cost of funding Market Focus Competitive Advantage Balance Sheet Strength

6 FIRST PILLAR OF OUR STRATEGY Market Focus Concentrating on our most valuable markets with the highest risk-adjusted returns Ź Target market characteristics: Ɣ Large, consistent flow of purchasing opportunities Ɣ Strong regulatory framework Ɣ Sophistication and data availability Ɣ Stable, long-term returns Ź Emphasizing U.S. and U.K. now, strengthening in Spain, France, Portugal and Ireland Ź Thrive on recurring portfolio sales through the credit cycle. Our success does not rely on large macro events.

7 MARKET FOCUS: 2020 FOR MCM CHARACTERIZED BY STRONG COLLECTIONS, BUT REDUCED PURCHASING LATER IN THE YEAR ` Collections grew 16% in 2020 to $1.53B ` Portfolio purchases of $543M in the U.S. in 2020 were down 20% from 2019, but had highest purchase price multiples in years ` MCM’s expenses in 2020 were lower than expected due to COVID impact ` We are well-prepared to fully implement long-awaited CFPB industry rules, which will become effective in late 2021 ` Collections in 2020 were 106% of ERC forecast for 20201 MCM (U.S.) Business MCM Collections by Channel and CTC 42.4% 40.3% 37.4% 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2018 2019 2020 Call Center & Digital Legal Collections Collection Agencies Cost to Collect $1.53B $1.32B $1.22B 54% 56% 62% 45% 43% 38% 1) Compared to ERC as of 12/31/2019 and excludes collections on portfolios purchased in 2020.

MARKET FOCUS: CABOT’S FOCUS ON COST MANAGEMENT HAS ENABLED CONTINUED SOLID PROFITABILITY 8 Cabot (Europe) Business ` Cabot’s collection trends improved throughout 2020, finishing the year at 88% of ERC forecast for the year1 ` Cabot’s cost management enabled continued solid profitability in 2020 despite the pandemic’s impact on the timing of collections ` In 2020, COVID caused U.K. banks to pause much of their portfolio sales activity ` We anticipate an increase in opportunities as charge-offs are expected to rise due to the impact of the COVID pandemic on European economies. ` New global funding structure enhances Cabot’s ability to deploy at attractive returns 1) Compared to ERC as of 12/31/2019 and excludes collections on portfolios purchased in 2020.

9 SECOND PILLAR OF OUR STRATEGY Competitive Advantage Innovating to enhance our competitive advantages Ź We are built around certain key competencies which allow us to both deliver differentiated returns and earnings as well as generate significant cash flow. Ɣ Price risk and optimize collections using data analytics Ɣ Excel at operating in highly regulated environments Ɣ Embed compliance in all we do Ɣ Treat each consumer with fairness and respect Ɣ Operate effectively, supported by scale, efficient platforms and digital technology investments

10 COMPETITIVE ADVANTAGE – WE DELIVERED STRONG EARNINGS, WHICH WE EXPECT TO CONTINUE IN 2021 GAAP Net Income1 (in $M) 116 168 212 2018 2019 2020 Both GAAP and adjusted net income in 2020 negatively impacted by $40M ($1.26/share) of expenses, after tax, related to establishing new funding structure and refinancing $212M up 26% vs 2019 2020 GAAP Net Income1 $6.68 per share $246M up 31% vs 2019 2020 Adjusted Net Income2 $7.75 per share 1) Attributable to Encore 2) See appendix for reconciliation of adjusted net income and Economic EPS to GAAP. Beginning in Q1 2021, Encore will discontinue providing adjusted net income and Economic EPS.

COMPETITIVE ADVANTAGE – WE GENERATE SIGNIFICANT, CONSISTENT CASH FLOW 11 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2018 2019 2020 Adjusted EBITDA Collections applied to principal balance 1) Cash Generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. Adjusted EBITDA + Collections applied to principal balance ($M) Our cash generation is the result of our operational efficiency and portfolio resiliency up 6% vs 2019 2020 Cash Generation1 2

12 COMPETITIVE ADVANTAGE – WE DELIVER DIFFERENTIATED RETURNS 1) GAAP ROAE (Return on Average Equity) defined as GAAP net income / average stockholders’ equity 2) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) Strong performance underpins increasing ROIC over time 12.5% 2020 Pre-Tax ROIC2 18.9% 2020 GAAP ROAE1 Returns 16.6% 18.2% 18.9% 10.1% 10.8% 12.5% 2018 2019 2020 GAAP ROAE Pre-Tax ROIC 1 2

13 COMPETITIVE ADVANTAGE – OUR STRONG OPERATING PERFORMANCE AND BALANCE SHEET TOGETHER CREATE VALUE 1) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital). 2) Weighted Average Cost of Debt (WACD) is defined as the sum of the products of (each borrowing’s period end weight * each borrowing’s stated interest rate). Data points represent average for each year. We create increased value as the spread between our returns and our cost of debt expands Value Creation 10.1% 10.8% 12.5% 4.9% 5.1% 4.8% 2018 2019 2020 Pre-Tax ROIC Weighted Average Cost of Debt (WACD) 1 2

14 THIRD PILLAR OF OUR STRATEGY Balance Sheet Strength Continuing focus on the strength of our balance sheet Ź Reduced leverage ratio1 from 2.7x to 2.4x, comfortably within our targeted range of 2.0x-3.0x Ź Combined balance sheets of our U.S. and European businesses, formed unified global funding structure Ź Established best-in-class capital structure: cost, liquidity, tenor, diversification of capital sources, overall flexibility Ź Well positioned with ample liquidity and access to attractive funding to increase NPL purchases and capitalize on opportunities through the cycle 1) Leverage ratio defined as net debt / (Adjusted EBITDA + collections applied to principal balance).

15 Detailed Financial Discussion

16 2020 PORTFOLIO PURCHASES REFLECT THE IMPACTS OF THE COVID-19 PANDEMIC ON SUPPLY AND OUR FOCUS ON RETURNS 2020 Deployments United States $543M Europe $117M Total $660M 2.5x vs 2.1x in 2019 2020 Initial Purchase Price Multiple1 1) Initial purchase price multiple defined as total estimated gross collections for all geographies at end of purchase year / total purchase price for all geographies at end of purchase year.

17 2020 COLLECTIONS GREW 4% DESPITE THE CHALLENGES ASSOCIATED WITH THE COVID PANDEMIC Collections by Geographic Location 0 500 1,000 1,500 2,000 2018 2019 2020 United States Europe Other 2,112 1,968 2,027 $M 2020 Collections were 100% of the ERC forecast for 20201 1) Compared to ERC as of 12/31/2019 and excludes collections on portfolios purchased in 2020. U.S. collections were 106% and Europe collections were 88% of our 12/31/2019 ERC forecast, respectively.

2020 REVENUES WERE $1.5 BILLION, REFLECTING OUR CONTINUED FOCUS ON THE U.S. AND EUROPE Revenue by Geographic Location 18 $M 0 200 400 600 800 1,000 1,200 1,400 2018 2019 2020 United States Europe Other $M 1,362 1,398 1,501

NEW GLOBAL FUNDING STRUCTURE ENABLED US TO CAPITALIZE ON FAVORABLE MARKET CONDITIONS TO REFINANCE $840M OF DEBT 19 New Global Funding Structure ` Redeemed £287M of 7.5% notes due 2023. Replaced them with £300M of 5.375% notes due 2026. ` Redeemed €400M of EURIBOR + 6.375% notes due 2024. Replaced them with €415M of EURIBOR + 4.25% notes due 2028. ` Enhances access to capital markets ` Extends debt maturities ` Enhances ability to allocate capital toward the best returns ` Reduces cost of funds Recent Actions Funding Structure Benefits Our leverage is amongst the lowest in our peer group

20 OVER THE LAST THREE YEARS, WE HAVE STEADILY REDUCED OUR LEVERAGE Leverage Ratios 1) See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 4.3x 3.4x 2.7x 2.8x 2.7x 2.4x 2018 2019 2020 Debt/Equity Net Debt/(Adjusted EBITDA + collections applied to principal balance) 1

WE HAVE A DIVERSIFIED GLOBAL FUNDING STRUCTURE 21 Debt Maturity Profile at December 31, 2020 ($M) Note: At 12/31/2020, LTV Ratio (loan-to-value) = 37.5% (72.5% covenant), FCCR (Fixed Charge Coverage Ratio) = 7.5x (2.0x covenant). Each as calculated under our Senior Secured Note indentures. 309 427 410 506 161 150 173 100 481 478 200 189 521 510 1,005 410 506 2021 2022 2023 2024 2025 2026 2027 2028 Bonds(49%oftotalfunding) ConvertibleNotes(17%) RevolvingCreditFacility(14%) SecuritisationFacility(14%) PrivatePlacementNotes(5%) Type of Debt (% of Total Debt) 49% 5% 14% 14% 17%

OUR FINANCIAL PRIORITIES FOR 2021 AND BEYOND 22 Ź Preserve financial flexibility Ź Target leverage1 between 2.0x and 3.0x Ź Maintain a strong BB debt rating Deliver strong ROIC through the credit cycle Balance Sheet Objectives Ź Portfolio purchases at attractive returns Ź Strategic M&A Ź Share repurchases Capital Allocation Priorities 1) Leverage defined as Net Debt / (Adjusted EBITDA + collections applied to principal balance)

23 Appendix

KEY FINANCIAL MEASURES BY YEAR 24 2018 2019 2020 Collections $1.97B $2.03B $2.11B Revenues $1.36B $1.40B $1.50B Portfolio Purchases $1.13B $1.00B $0.66B ERC1 $7.22B $7.83B $8.53B GAAP Net Income2 $116M $168M $212M GAAP EPS $4.06 $5.33 $6.68 Pre-tax ROIC3 10.1% 10.8% 12.5% GAAP ROAE4 16.6% 18.2% 18.9% Leverage Ratio5 2.8x 2.7x 2.4x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) GAAP ROAE (Return on Average Equity) defined as GAAP net income / average stockholders’ equity 5) Leverage ratio defined as Net debt / (Adjusted EBITDA + collections applied to principal balance).

KEY FINANCIAL MEASURES BY QUARTER 25 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Collections $499M $527M $508M $540M $537M Revenues $348M $289M $426M $404M $383M Portfolio Purchases $235M $214M $148M $170M $128M ERC1 $7.83B $8.46B $8.38B $8.46B $8.53B GAAP Net Income2 $43M ($10M) $130M $55M $37M GAAP EPS $1.36 ($0.33) $4.13 $1.72 $1.17 LTM Pre-tax ROIC3 10.8% 9.4% 11.9% 12.7% 12.5% LTM GAAP ROAE4 18.2% 12.2% 20.8% 21.3% 18.9% Leverage Ratio5 2.7x 2.6x 2.4x 2.4x 2.4x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of LTM Pre-Tax ROIC (Return on Invested Capital) 4) GAAP ROAE (Return on Average Equity) defined as GAAP net income / average stockholders’ equity 5) Leverage ratio defined as Net debt / (Adjusted EBITDA + collections applied to principal balance).

26 ENCORE’S LEVERAGE RATIOS Encore Consolidated at 03/31/18 at 06/30/18 at 09/30/18 at 12/31/18 Debt / Equity 5.9x 5.7x 4.6x 4.3x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 3.2x 3.0x 2.9x 2.8x 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income and for reconciliation of Net Debt to GAAP Borrowings. Encore Consolidated at 03/31/19 at 06/30/19 at 09/30/19 at 12/31/19 Debt / Equity 4.1x 3.9x 3.7x 3.4x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 2.8x 2.7x 2.7x 2.7x Encore Consolidated at 03/31/20 at 06/30/20 at 09/30/20 at 12/31/20 Debt / Equity 3.8x 3.2x 2.9x 2.7x Net Debt / (LTM Adjusted EBITDA + LTM Collections applied to principal balance)1 2.6x 2.4x 2.4x 2.4x

27 NON-GAAP FINANCIAL MEASURES This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Adjusted Income Attributable to Encore and Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses these measures to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income from Operations (used in Pre-Tax ROIC), Adjusted Income Attributable to Encore, Adjusted Income Attributable to Encore per Share/Economic EPS, and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, income from operations, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

RECONCILIATION OF ADJUSTED INCOME AND ECONOMIC EPS TO GAAP NET INCOME AND GAAP EPS

(Unaudited, in $ thousands except for per share amounts) Twelve Months Ended

	December 31, 2020		December 31, 2019	
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$ 211,848	$ 6.68	$ 167,869	$ 5.33
CFPB settlement fees[1]	15,009	0.47	---	---
Convertible and exchangeable notes non-cash interest and issuance cost amortization	14,444	0.46	15,501	0.50
Acquisition, integration and restructuring related expenses[2]	4,962	0.16	7,049	0.22
Amortization of certain acquired intangible assets[3]	7,010	0.22	7,017	0.22
Loss on Baycorp Transaction[4]	---	---	12,489	0.40
Goodwill impairment[4]	---	---	10,718	0.34
Net gain on fair value adjustments to contingent considerations[5]	---	---	(2,300)	(0.07)
Change in tax accounting method[6]	---	---	(7,825)	(0.25)
Income tax effect of the adjustments[7]	(7,478)	(0.24)	(23,230)	(0.74)
Adjusted net income attributable to Encore	$ 245,795	$ 7.75	$ 187,288	$ 5.95

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted income per share.
4) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
6) Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.
7) Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations. We recognized approximately $17.5 million, or $0.55 per diluted share, in tax benefit as a result of the sale of Baycorp, which is included in this income tax adjustment during the year ended December 31, 2019.

encore CAPITAL GROUP

28

RECONCILIATION OF ADJUSTED INCOME AND ECONOMIC EPS TO GAAP NET INCOME AND GAAP EPS

(Unaudited, in $ thousands except for per share amounts) Three Months Ended

	December 31, 2020		December 31, 2019	
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	**$ 37,320**	**$ 1.17**	**$ 43,085**	**$ 1.36**
Convertible and exchangeable notes non-cash interest and issuance cost amortization	3,239	0.10	3,930	0.13
Acquisition, integration and restructuring related expenses[1]	22	---	704	0.02
Amortization of certain acquired intangible assets[2]	1,803	0.06	1,659	0.05
Change in tax accounting method[3]	---	---	1,245	0.04
Income tax effect of the adjustments[4]	(1,079)	(0.03)	(1,390)	(0.04)
Adjusted net income attributable to Encore	**$ 41,305**	**$ 1.30**	**$ 49,233**	**$ 1.56**

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted income per share.
3) Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.
4) Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

encore CAPITAL GROUP

29

RECONCILIATION OF ADJUSTED EBITDA TO GAAP NET INCOME

(Unaudited, in $ thousands) Twelve Months Ended

	12/31/2020	12/31/2019	12/31/2018
GAAP net income, as reported	**$ 212,524**	**$ 168,909**	**$ 109,736**
Interest expense	209,356	217,771	237,355
Loss on extinguishment of debt	40,951	8,989	2,693
Interest income	(2,397)	(3,693)	(3,345)
Provision for income taxes	70,374	32,333	46,752
Depreciation and amortization	42,780	41,029	41,228
CFPB settlement fees[1]	15,009	---	---
Stock-based compensation expense	16,560	12,557	12,980
Acquisition, integration and restructuring related expenses[2]	4,962	7,049	7,523
Loss on sale of Baycorp[3]	---	12,489	---
Goodwill impairment[3]	---	10,718	---
Net gain on fair value adjustments to contingent considerations[4]	---	(2,300)	(5,664)
Loss on derivative in connection with Cabot Transaction[5]	---	---	9,315
Expenses related to withdrawn Cabot IPO[6]	---	---	2,984
Adjusted EBITDA	**$ 610,119**	**$ 505,851**	**$ 461,557**
Collections applied to principal balance[7]	$ 740,350	$ 765,748	$ 759,014

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) changes in expected recoveries. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

encore CAPITAL GROUP

30

CALCULATION OF ROIC
RECONCILIATION OF ADJUSTED INCOME FROM OPERATIONS

(in $ thousands) Twelve Months Ended

	12/31/2020	12/31/2019	12/31/2018
Numerator			
Income from operations	$ 533,562	$ 446,345	$ 405,300
Adjustments:[1]			
CFPB settlement fees[2]	15,009	---	---
Acquisition, integration and restructuring related expenses[3]	154	7,049	9,041
Amortization of certain acquired intangible assets[4]	7,010	7,017	8,337
Goodwill impairment[5]	---	10,718	---
Net gain on fair value adjustments to contingent considerations[6]	---	(2,300)	(5,664)
Expenses related to withdrawn Cabot IPO[7]	---	---	2,984
Adjusted income from operations	$ 555,735	$ 468,829	$ 419,998
Denominator			
Average net debt	$ 3,311,835	$ 3,429,624	$ 3,388,336
Average equity	1,122,741	922,547	695,811
Average redeemable noncontrolling interest	---	---	75,989
Total invested capital	$ 4,434,576	$ 4,352,171	$ 4,160,136
Pre-tax ROIC	**12.5%**	**10.8%**	**10.1%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

encore CAPITAL GROUP

31

CALCULATION OF ROIC
RECONCILIATION OF ADJUSTED INCOME FROM OPERATIONS

(in $ thousands) Last Twelve Months Ended

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Numerator					
Income from operations	$ 446,345	$ 382,489	$ 488,449	$ 522,559	$ 533,562
Adjustments:[1]					
CFPB settlement fees[2]	---	---	---	15,009	15,009
Acquisition, integration and restructuring related expenses[3]	7,049	6,028	4,678	836	154
Amortization of certain acquired intangible assets[4]	7,017	6,783	6,737	6,866	7,010
Goodwill impairment[5]	10,718	10,718	10,718	---	---
Net gain on fair value adjustments to contingent considerations[6]	(2,300)	(2,300)	(101)	---	---
Adjusted income from operations	$ 468,829	$ 403,718	$ 510,481	$ 545,270	$ 555,735
Denominator					
Average net debt	$ 3,429,624	$ 3,417,019	$ 3,301,314	$3,274,693	$ 3,311,835
Average equity	922,547	890,184	972,672	1,025,626	1,122,741
Total invested capital	$ 4,352,171	$ 4,307,203	$ 4,273,986	$ 4,300,319	$ 4,434,576
Pre-tax ROIC	**10.8%**	**9.4%**	**11.9%**	**12.7%**	**12.5%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

encore CAPITAL GROUP

32

03/31/20 06/30/20 09/30/20 12/31/20 GAAP Borrowings, as reported $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 69 63 107 92 Cash & cash equivalents (188) (294) (170) (189) Client cash1 19 21 20 20 Net Debt $ 3,304 $ 3,144 $ 3,209 $ 3,205 RECONCILIATION OF NET DEBT 331) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 03/31/19 06/30/19 09/30/19 12/31/19 GAAP Borrowings, as reported $ 3,593 $ 3,530 $ 3,429 $ 3,513 Debt issuance costs and debt discounts 79 73 75 73 Cash & cash equivalents (167) (169) (187) (192) Client cash1 25 24 22 25 Net Debt $ 3,530 $ 3,459 $ 3,340 $ 3,419 03/31/18 06/30/18 09/30/18 12/31/18 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 Debt issuance costs and debt discounts 77 70 89 85 Cash & cash equivalents (217) (182) (205) (157) Client cash1 26 23 26 22 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 (Unaudited, in $ millions) Three Months Ended

RECONCILIATION OF ADJUSTED OPERATING EXPENSES RELATED TO PORTFOLIO PURCHASING AND RECOVERY BUSINESS

	(Unaudited, in $ thousands) Three Months Ended							
	03/31/19	06/30/19	09/30/19	12/31/19	03/31/20	06/30/20	09/30/20	12/31/20
GAAP total operating expenses, as reported	**$ 236,019**	**$ 233,142**	**$ 247,591**	**$ 234,584**	**$ 241,879**	**$ 206,341**	**$ 261,221**	**$ 258,397**
Operating expenses related to non-portfolio purchasing and recovery business[1]	(46,082)	(42,232)	(42,503)	(42,373)	(41,489)	(42,386)	(54,001)	(45,054)
CFPB settlement fees[2]	---	---	---	---	---	---	(15,009)	---
Stock-based compensation expense	(1,826)	(3,581)	(4,005)	(3,145)	(4,527)	(4,778)	(3,884)	(3,371)
Gain on fair value adjustments to contingent considerations[3]	---	2,199	101	---	---	---	---	---
Goodwill impairment[4]	---	---	(10,718)	---	---	---	---	---
Acquisition, integration and restructuring related expenses[5]	(1,208)	(1,318)	(3,819)	(704)	(187)	32	23	(22)
Adjusted operating expenses related to portfolio purchasing and recovery business	**$ 186,903**	**$ 188,210**	**$ 186,647**	**$ 188,362**	**$ 195,676**	**$ 159,209**	**$ 188,350**	**$ 209,950**

1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
4) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million that is included in operating expenses during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore, adjusting for the expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

encore CAPITAL GROUP

34

BEGINNING IN Q1 2020, COST-TO-COLLECT INCLUDES 100% OF COURT COSTS, BRINGING ENCORE INTO ALIGNMENT WITH THE INDUSTRY 35 Overall Cost-to-Collect1 36.4% 37.1% 36.6% 31.3% 37.4% 34.9% 37.8% 39.1% 2019 2020 2019 2020 2019 2020 2019 2020 Q1 Q2 Q3 Q4 1) Cost-to-Collect = Adjusted operating expenses / collections. See appendix for reconciliation of Adjusted operating expenses to GAAP. Location Q4 2019 CTC Q4 2020 CTC United States 42.6% 41.2% Europe 27.5% 33.1% Other 52.3% 57.0% Encore total 37.8% 39.1% Location FY2019 CTC FY2020 CTC United States 40.3% 37.4% Europe 28.2% 29.9% Other 54.3% 55.9% Encore total 37.0% 35.7%

IMPACT OF FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES Three Months Ended 12/31/20 As Reported Constant Currency Revenues $383 $379 Operating expenses $258 $256 Net income1 $37 $37 Adjusted net income1 $41 $41 GAAP EPS1 $1.17 $1.17 Economic EPS1 $1.30 $1.29 Collections $537 $533 ERC2 $8,526 $8,349 Debt2 $3,282 $3,167 36 Note: Constant Currency figures are calculated by employing Q4 2019 foreign currency exchange rates to recalculate Q4 2020 results and FY2019 foreign currency exchange rates to recalculate FY2020 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. 1. Attributable to Encore. 2. At December 31, 2020. Twelve Months Ended 12/31/20 As Reported Constant Currency Revenues $1,501 $1,499 Operating expenses $968 $968 Net income1 $212 $210 Adjusted net income1 $246 $244 GAAP EPS1 $6.68 $6.62 Economic EPS1 $7.75 $7.71 Collections $2,112 $2,111 ERC2 $8,526 $8,349 Debt2 $3,282 $3,167 (Unaudited, in $ millions, except per share amounts)